EXHIBIT 4.5

AGENUS INC.

SECURITIES EXCHANGE AGREEMENT

APRIL 15, 2013

AGENUS INC.

SECURITIES EXCHANGE AGREEMENT
This Securities Exchange Agreement (this “Agreement”) is made as of April 15, 2013 (the “Effective Date”) by and among AGENUS INC., a Delaware corporation (the “Company”), Ingalls & Snyder Value Partners L.P. (“Ingalls”) and Arthur Koenig (“Koenig” and together with I&S, the “Note Holders”).
RECITALS
WHEREAS, the Note Holders and the Company have agreed to exchange (the “Exchange”) all of the outstanding 8% senior secured convertible notes due August 31, 2014 issued by the Company, consisting of an aggregate of $38,999,494 principal amount and inclusive of any accrued but unpaid interest (collectively, the “Notes”), for the receipt of (i) $10,000,000 in cash (the “Cash”), (ii) 2,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued by the Company to the Note Holders pursuant to an exemption from registration provided by Section 3(a)(9) (“Section 3(a)(9)”) under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) the Assigned Interests (as defined in that certain Revenue Interests Assignment Agreement, dated as of the date of this Agreement, by and among the Company, Antigenics Inc., a Massachusetts corporation (“Agen MA”), and the Note Holders (the “Revenue Interests Assignment Agreement”)) ((i), (ii) and (iii) collectively, the “Consideration”), subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Note Holders hereby agree as follows:.
AGREEMENT
1.Exchange; Delivery. Effective as of the Effective Date, Note Holders hereby assign, sell and transfer (a) Notes in an aggregate principal amount equal to $10,000,000, plus all claims arising out of such Notes, including any accrued but unpaid interest thereon, to the Company in in exchange for the Cash, (b) Notes in an aggregate principal amount equal $11,275,000, plus all claims arising out of such Notes, including any accrued but unpaid interest thereon, to the Company in exchange for the Shares and (c) Notes in an aggregate principal amount equal to the remaining portion of the original $38,999,494 principal amount, plus all claims arising out of such Notes, including any accrued but unpaid interest thereon, to the Company in exchange for the Assigned Interests (Ingalls is assigning, selling and transferring Notes in an aggregate principal amount equal to $31,199,599 and Koenig is assigning, selling and transferring Notes in an aggregate principal amount equal to $7,799,895). Concurrently herewith, in order to effect the Exchange, (w) the Company is transferring the Cash to account(s) specified in writing by the Note Holders prior to the execution and delivery of this Agreement, (x) the Company, Agen MA and the Note Holders are executing and delivering the Revenue Interests Assignment Agreement attached as Exhibit A hereto (the “Revenue Interests Assignment Agreement”), (y) the Company is delivering the Shares to the Note Holders via DWAC to the account(s) specified in writing by the Note Holders and (z) the Note Holders are delivering, by registered mail, the Notes to the Company at the following address:
Agenus Inc.
3 Forbes Road
Lexington, Massachusetts 02421
Attention: Legal Department
Facsimile: 781-674-4200
2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Note Holders that as of the Effective Date:
2.1    Organization. The Company and each of its subsidiaries is duly organized and validly existing in good standing under the laws of their respective jurisdictions of organization. The Company has full corporate or other power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business, except where the failure to be so registered or qualified individually or in the aggregate, has not had and is not reasonably likely to have a material adverse effect on the assets and liabilities (taken as a whole), business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to execute and deliver this Agreement and perform its obligations hereunder (collectively, a “Material Adverse Effect”), and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
2.2    Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized and validly executed and delivered by the Company, and no other corporate action on the part of the Company, its board of directors or its stockholders is necessary to authorize the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder, including, without limitation, the issuance and delivery of the Shares and the delivery of the Cash and the Assigned Interests. Furthermore, the Company’s board of directors has duly authorized the execution and delivery by the Company of this Agreement and the transactions contemplated hereunder. This Agreement, assuming due and valid authorization, execution and delivery hereof and thereof by the Note Holders, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
2.3    Valid Issuance; Reservation of Shares; Preemptive Rights. The Shares are duly authorized and, when issued and exchanged in accordance with the terms hereof,

(i) will be duly and validly issued, free and clear of all (x) Liens (as defined in the Revenue Interests Assignment Agreement) and (y) contractual restrictions imposed by or through the Company or any of its subsidiaries or by operation of law and (ii) will be issued and delivered in compliance with all applicable Federal and state securities laws. Neither the cancellation of the Notes upon the Effective Date, nor the Exchange, nor the performance by the Company of its obligations under this Agreement will trigger any preemptive, “poison-pill”, anti-takeover, anti-dilution, reset or other similar rights.
2.4    Non-Contravention. The execution and delivery of this Agreement and the performance by the Company of the obligations hereunder do not and will not (with or without the giving of notice, the lapse of time or both) (a) conflict with or constitute a violation of or default under or give rise to any right to give a consent under or terminate, amend, cancel or accelerate or loss of rights under, (i) except as set forth on Schedule 2.4 and with such exceptions as, individually and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect, any note, bond, instrument, contract or other arrangement to which the Company or any of its subsidiaries is a party or by which any of them are bound, or (ii) the certificate of incorporation or the bylaws of the Company or any of its subsidiaries (or similar organizational documents with different names), or (b) except as contemplated by this Agreement and the other Transaction Documents (as defined in the Revenue Interest Assignment Agreement) and except as set forth on Schedule 2.4, result in the creation or imposition (or the obligation to create or impose) of any Lien upon any of the properties or assets of the Company or any of its subsidiaries, or (c) violate any law, order or decree applicable to the Company or any of its subsidiaries, or by which it or any of them are bound. No consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Entity (as defined in the Revenue Interest Assignment Agreement) is required for the execution and delivery of the Agreement and the performance by the Company of its obligations hereunder, including, without limitation, the valid issuance of the Shares prior to the Effective Date except for any securities filings required to be made under state securities laws.
2.5    Exchange Act Compliance. The documents that the Company was required to file under the Securities Exchange Act of 1934, as amended have been duly and timely filed by the Company (the “Exchange Act”), since December 31, 2012 (including all exhibits included therein and documents incorporated by reference therein hereinafter being referred to as the “Required Documents”) and complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder as of their respective filing dates. None of the Required Documents, when filed, contained or, as of the date of this Agreement, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.6    Exemption from Registration. The exchange of the Notes for Shares (the “Share Exchange”) is exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 3(a)(9) thereof. The Company has complied with all such provisions and, without limiting the generality thereof, has not paid to any person, directly or indirectly, any commission or other remuneration for soliciting the Share Exchange. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the Share Exchange.
2.7    Bankruptcy Protection. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) or any similar state bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate an involuntary proceeding under the Bankruptcy Code or any such state law.
2.8    No Reliance. In entering into this Agreement, the Company (i) is not relying on any advice or representation of the Note Holders or any of their affiliates (other than the representations of the Note Holders contained herein), (ii) has not received from the Note Holders or any of their affiliates any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of the Exchange or entering into this Agreement, (iii) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary and (iv) has entered into this Agreement based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by the Note Holders or any of their affiliates. Neither the Note Holders nor any of their affiliates are now or have ever been a financial advisor, or other fiduciary, with respect to the Company.
3.    Representations and Warranties of the Note Holders. Each Note Holder hereby represents and warrants to the Company (severally and not jointly and solely as to itself or himself) as follows:
3.1    Due Authorization. Ingalls has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized and validly executed and delivered by such Note Holder, and no other limited partnership action on the part of Ingalls is necessary to authorize the execution and delivery by Ingalls of this Agreement. This Agreement constitutes a legal, valid and binding agreement of such Note Holder, enforceable against such Note Holder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.2    No Legal, Tax or Investment Advice. Such Note Holder understands that nothing in this Agreement or any other materials presented to such Note Holder in connection with the Exchange constitutes legal, tax or investment advice and represents and warrants to the Company that they have consulted such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with the Exchange.
3.3    No Regulatory Review. Such Note Holder understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Exchange or the Shares issuable hereunder.

3.4    No Transactions in Company Securities. Neither such Note Holder, directly or indirectly, nor any person acting on behalf of or pursuant to any understanding with such Note Holder, has engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving any of the Company's securities) since the time that the Note Holders first began discussion with the Company regarding the Exchange through and including the date hereof. Such Note Holder covenants that neither it or he nor any person acting on its or his behalf or pursuant to any understanding with such Note Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including short sales).
3.5    Bankruptcy Protection. Such Note Holder has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to the Bankruptcy Code or any similar state bankruptcy law nor does such Note Holder have any knowledge or reason to believe that its or his creditors intend to initiate an involuntary proceeding under the Bankruptcy Code or any such state law.
3.6    No Reliance. In entering into this Agreement, such Note Holder (a) is not relying on any advice or representation of the Company or any of its affiliates (other than the representations of the Company contained herein), (b) has not received from the Company or any of its affiliates any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of the Exchange or entering into this Agreement, (c) has consulted with its or his own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary and (d) has entered into this Agreement based on its or his own independent judgment and on the advice of its or his advisors as it or he has deemed necessary, and not on any view (whether written or oral) expressed by the Company or any of their affiliates.
4.    Amendment and Waiver. No provision of this Agreement may be amended or modified except upon the written consent of the Company and the Note Holders, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.
5.    Miscellaneous.
5.1    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, each party in such dispute shall pay all of its own fees, costs and expenses of enforcing any right of such party under or with respect to this Agreement, including without limitation, such fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
5.2    Headings; Construction. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The language used in this Agreement is and will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.3    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
5.4    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
5.5    Governing Law; Jurisdiction; Venue; WAIVER OF JURY TRIAL.
(a)    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.
(b)    EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE PARTIES HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE PARTIES HEREBY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS. THE PARTIES AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON THEM IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO SECTION 8.4 OF THE REVENUE INTERESTS ASSIGNMENT AGREEMENT.
(c)    EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE AND AGREES THAT ANY COURT PROCEEDING ARISING OUT

OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION DOCUMENT (AS DEFINED IN THE REVENUE INTERESTS ASSIGNMENT AGREEMENT) AND AGREES THAT ANY SUCH DISPUTE SHALL BE DECIDED BY A JUDGE SITTING WITHOUT A JURY.
5.6    Entire Agreement. This Agreement and the Revenue Interests Assignment Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the Revenue Interests Assignment Agreement.
5.7    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one (1) instrument, and shall become effective when one (1) or more counterparts have been signed by each party hereto and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, facsimile or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.
5.8    Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by operation of law, change of control or otherwise by any party without the prior written consent of the other parties; provided, that nothing herein shall prohibit or restrict the Note Holders from assigning any of their rights, interests and obligations hereunder; provided, further, that nothing herein shall prohibit or restrict Agenus from assiging any of its rights, interests and obligations hereunder to an affilaite or in connection with a merger, sale or other change of control transaction. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.
5.9    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assignees, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
5.10    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
5.11    Press Release; Form 8-K. The Company agrees that it will, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby within four business days of the Effective Date.
5.12    Survival. Claims for breaches of or inaccuracies in the representations and warranties in this Agreement or breaches of covenants may be made until the expiration of the applicable statute of limitations and shall not be affected in any respect by any investigation conducted by any Party and any information or knowledge which any Party may have or receive.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this SECURITIES EXCHANGE AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:

AGENUS INC.

By:

Name:

Title:

[SIGNATURE PAGE TO THE SECURITIES EXCHANGE AGREEMENT]

NOTE HOLDERS:

INGALLS & SNYDER VALUE PARTNERS L.P.

By:

Name:

Title:

ARTHUR KOENIG

By:

[SIGNATURE PAGE TO THE SECURITIES EXCHANGE AGREEMENT]

Schedule 2.4

Section 2.4(a)(i):

None

Section 2.4(b):

Liens pursuant to that certain Loan and Security Agreement, to be dated on or around the date hereof, by and among Silicon Valley Bank, Agenus Inc. and Antigenics Inc.

Exhibit A

Form of Revenue Interests Assignment Agreement